                                                                      EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       VANGUARD CALIFORNIA TAX-FREE FUND
                          INSURED LONG-TERM PORTFOLIO



1. Average Annual Total Return (As of November 30, 1997)
    P (1 + T)n = ERV
  Where:    P = a hypothetical initial payment of $1,000
            T = average annual total return
            N = number of years
          ERV = ending redeemable value at the end of the period


EXAMPLE:
--------
 One Year
 --------

      P = $1,000
      T = +6.52%
      N = 1
    ERV = $1,065.24

 Five Year
 ---------
      P = $1,000
      T = +7.50%
      N = 5
    ERV = $1,435.82

 Ten Year
 --------
      P = $1,000
      T = +8.83%
      N = 10
     ERV = $2,329.65

2. YIELD (30 Days Ended November 30, 1997)


  YIELD =   [( a - b
          2  -------  + 1)6 -- 1]
               c x d
  Where:  a = dividends and interest paid during the period
          b = expense dollars during the period (net of reimbursements)
          c = the average daily number of shares outstanding during the period d = the maximum offering price per share on the last day of the period
EXAMPLE:
--------

          a = $4,870,361.72
          b = $128,179.11
          c = 104,408,655.47
          d = $11.45
      Yield = 4.81%

                                                                      EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

                       VANGUARD CALIFORNIA TAX-FREE FUND
                             MONEY MARKET PORTFOLIO


1. Average Annual Total Return (As of November 30, 1997)
    P (1 + T)n = ERV
  Where:    P = a hypothetical initial payment of $1,000
            T = average annual total return
            N = number of years
          ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
 One Year
 --------

      P = $1,000
      T = +3.41%
      N = 1
    ERV = $1,034.08

 Five Year
 ---------
      P = $1,000
      T = +3.08%
      N = 5
    ERV = $1,163.97

 Ten Year
 --------
      P = $1,000
      T = +3.96%
      N = *
    ERV = $1,474.74

------------

*Since inception, (6/1/87).



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                                                                      EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       VANGUARD CALIFORNIA TAX-FREE FUND

                      INSURED INTERMEDIATE-TERM PORTFOLIO


1. Average Annual Total Return (As of November 30, 1997)
    P (1 + T)n = ERV
  Where:    P = a hypothetical initial payment of $1,000
            T = average annual total return
            N = number of years
          ERV = ending redeemable value at the end of the period


EXAMPLE:
--------
 One Year
 --------

      P = $1,000
      T = +5.91%
      N = 1
    ERV = $1,059.07

 Five Year
 ---------
      P = $1,000
      T = +6.84%
      N = *
    ERV = $1,280.99

------------

*Since inception, (3/4/94).

2. YIELD (30 Days Ended November 30, 1997)




  YIELD =   [( a - b
          2  -------  + 1)6 -- 1]
               c x d
  Where:  a = dividends and interest paid during the period
          b = expense dollars during the period (net of reimbursements)
          c = the average daily number of shares outstanding during the period d = the maximum offering price per share on the last day of the period
EXAMPLE:
--------

          a = $2,210,288.18
          b = $87,212.30
          c = 55,232,365.161
          d = $10.66
      Yield = 4.37%